UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 1, 2020
MURPHY OIL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8590	71-0361522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Peach Street, P.O. Box 7000
El Dorado,	Arkansas	71730-7000
(Address of principal executive offices, including zip code)

(870)	862-6411
Registrant’s telephone number, including area code
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 Par Value	MUR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                             Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                ☐

Item 7.01.   Regulation FD Disclosure

On April 1, 2020, Murphy Oil Corporation (the “Company”) issued a press release, attached hereto as Exhibit 99.1, announcing that it has revised its 2020 capital spending plans in light of ongoing crude oil and natural gas market weakness.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.
Item 8.01.   Other Events
On April 1, 2020, the Company issued a press release, attached hereto as Exhibit 99.1, announcing that the Board of Directors of Murphy Oil Corporation declared a quarterly cash dividend on its Common Stock of $0.125 per share. The dividend is payable on June 1, 2020 to holders of record as of May 18, 2020.
Also in the release, following the recommendation from the Executive Compensation Committee, the Company announced that it had instituted compensation reductions for its executives and retainer reductions for its directors.
Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

99.1	Murphy Oil Corporation press release dated April 1, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY OIL CORPORATION
Date: April 1, 2020
	By:	/s/ Christopher D. Hulse
Christopher D. Hulse
Vice President and Controller